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   EXHIBIT 23


                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-05371 and 333-05373) of Deflecta-Shield Corporation of our report dated February 14, 1997 appearing on page F-1 of this Annual Report on Form 10-K.




/S/ PRICE WATERHOUSE LLP
------------------------
PRICE WATERHOUSE LLP

Chicago, Illinois
March 28, 1997.

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